EXHIBIT 10.5

MESSAGINGDIRECT LTD.
(the “Corporation”)

AMENDED AND RESTATED EMPLOYEE SHARE OPTION PLAN
AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 7, 2006

ARTICLE 1	DEFINITIONS

1.1	Definitions

In this Share Option Plan:

(a)	AFFILIATE has the meaning ascribed to it in Section 2 of the Business Corporations Act, Alberta, as amended from time to time.

(b)	BOARD means the Board of Directors of the CORPORATION;

(c)	BUSINESS DAY means any day, other than a Saturday, Sunday or statutory holiday in Alberta.

(d)	COMMITTEE means the BOARD or any committee of the BOARD designated by the BOARD as the committee for the purposes of this PLAN.

(e)	CORPORATION means MESSAGINGDIRECT LTD. or any AFFILIATE of MESSAGINGDIRECT LTD. that adopts this Plan.

(f)
ELIGIBLE PERSON means any director, officer, full time employee of the CORPORATION or of any AFFILIATE, and any other person as the COMMITTEE determines is providing key services to the CORPORATION or any AFFILIATE and is accepted by the COMMITTEE for the purposes of the PLAN as an ELIGIBLE PERSON.

(g)
EXERCISE PRICE means an amount per SHARE in Canadian or United States funds established by the COMMITTEE at the time of the granting of an OPTION, at which SHARES may be purchased by the OPTIONEE, as adjusted pursuant to Section 4.2 hereof;

(h)	OPTION means an option to purchase SHARES granted to an ELIGIBLE PERSON under this PLAN;

(i)	OPTION DATE means with respect to each grant of an OPTION the date upon which the COMMITTEE grants the OPTION;

(j)	“PLAN” means this Share Option Plan, as amended;

(k)	OPTIONEE means an ELIGIBLE PERSON to whom an OPTION has been granted;

(l)
SHARES means the common shares of the CORPORATION, or, in the event of an adjustment contemplated by Section 4.2 hereof, the other shares and securities to which an OPTIONEE may be entitled upon exercise of an OPTION, as a result of the adjustment;

ARTICLE 2	PURPOSE OF THE PLAN

2.1	Purpose

The purpose of the PLAN is to assist the CORPORATION and its AFFILIATES to attract, retain and motivate employees, officers, directors and consultants by conveying a sense of pride of ownership and the potential to achieve significant personal wealth by contributing to the successful growth of the CORPORATION, and to be achieved by permitting such persons to participate in the growth and development of the CORPORATION and its AFFILIATES through the acquisition of OPTIONS.

ARTICLE 3	ADMINISTRATION OF THE PLAN

3.1	Administration

The PLAN shall be administered by the COMMITTEE.

3.2	Powers

The COMMITTEE shall have the power, where consistent with the general purpose and intent of the PLAN, and subject to the specific provisions of the PLAN:

(a)	to establish policies, procedures and to adopt rules and regulations for carrying out the purposes, provisions and administration of the PLAN;

(b)
to interpret and construe the PLAN and to determine all questions arising out of the PLAN and any OPTION and any interpretation or construction made by the COMMITTEE shall be final, binding and conclusive for all purposes;

(c)	to determine which ELIGIBLE PERSONS will be granted OPTIONS;

(d)
to determine the terms and provisions of any grant of OPTION, including the time or times when any OPTION is exercisable and any restrictions on exercise of the OPTION or on the SHARES to be issued on exercise of the OPTION;

(e)	to determine the terms and provisions of any agreements or documents arising from the PLAN;

(f)	to determine the number of SHARES covered by each OPTION; and

(g)	to determine the EXERCISE PRICE.

ARTICLE 4	SHARES SUBJECT TO PLAN

4.1	SHARES Available

The number of SHARES available for issuance upon exercise of OPTIONS granted shall be as specified by the BOARD from time to time provided that, subject to the provisions of Section 4.2, the total number of SHARES so available together with those previously issued under the PLAN shall not exceed five million (5,000,000) SHARES at the date of the grant of any OPTION. If any OPTION shall lapse or terminate for any reason without having been exercised in full, the unpurchased SHARES that are the subject of that OPTION shall be available for future OPTIONS.

4.2	Adjustments

The number of SHARES subject to the PLAN, the number of SHARES optioned and the EXERCISE PRICE shall be adjusted by the BOARD to give effect to adjustments resulting from subdivisions or consolidations or reclassifications or changes to, Class “A” shares or SHARES, the payment of stock dividends by the CORPORATION (other than dividends in the ordinary course) or other relevant changes in the capital of the CORPORATION.

ARTICLE 5	ELIGIBILITY AND GRANT

5.1	Eligibility

Options may only be granted to ELIGIBLE PERSONS. Any member of the COMMITTEE shall be eligible to be granted OPTIONS notwithstanding that such person shall be a member of the COMMITTEE.

5.2	Grant

The COMMITTEE may, from time to time, grant OPTIONS to ELIGIBLE PERSONS. Each ELIGIBLE PERSON who receives a grant of an OPTION shall receive a written notification from the CORPORATION specifying the relevant terms and provisions of the grant of the OPTION.

5.3	Term

In no event may the term of an OPTION exceed eight (8) years from the OPTION DATE, unless extended pursuant to the adoption of the PLAN under Article 9 hereof.

5.4	Non-Transferable

The OPTIONS granted hereunder are not transferable, except pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Securities Exchange Act of 1934, as amended).

ARTICLE 6	TERMINATION OF OPTION

6.1	Termination

Subject to Section 6.2 hereof, an OPTION shall expire and terminate and be incapable of exercise immediately upon the OPTIONEE ceasing to be an ELIGIBLE PERSON. A person other than a director, officer or full time employee of the CORPORATION or of any AFFILIATE shall cease to be an ELIGIBLE PERSON ten (10) BUSINESS DAYS after receipt of notice to that effect from the CORPORATION.

6.2	Rights in Certain Circumstances

If before the expiry of an OPTION:

(a)
the OPTIONEE ceases to be an ELIGIBLE PERSON as a result of a death or employment terminating as a result of permanent disability, then the OPTION may be exercised by the OPTIONEE or, in the event of death, by his legal representative only within twelve (12) months of the date of death or ceasing employment as a result of permanent disability or retirement but only to the extent that the OPTIONEE was entitled to exercise the OPTION at the date of death or termination of employment;

(b)
the OPTIONEE ceases to be an ELIGIBLE PERSON as a result of resignation or termination of employment, without cause, by the CORPORATION or an AFFILIATE, then the OPTION may be exercised by the APPOINTEE only within sixty (60) days of the resignation or termination but only to the extent that the OPTIONEE was entitled to exercise the OPTION at the date of resignation or termination;

(c)
the OPTIONEE ceases to be an ELIGIBLE PERSON as a result of the OPTIONEE receiving written notice to that effect from the CORPORATION as provided for in Section 6.1 hereof, then the OPTION may be exercised by the OPTIONEE only within sixty (60) days of the OPTIONEE ceasing to be an ELIGIBLE PERSON but only to the extent that the OPTIONEE was entitled to exercise the OPTION at the date that the OPTIONEE ceased to be an ELIGIBLE PERSON;

(d)
the OPTIONEE ceases to be an ELIGIBLE PERSON as a result of termination of employment, for cause, by the CORPORATION or an AFFILIATE, then the OPTION may be exercised by the OPTIONEE only within five (5) days of the termination but only to the extent that the OPTIONEE was entitled to exercise the OPTION at the date of termination.

(e)
an order is made by a court of competent jurisdiction pursuant to the Matrimonial Property Act (Alberta) or other similar legislation purporting to deal with any SHARES held by the OPTIONEE or there is a seizure or attachment in any way of any SHARES held by the OPTIONEE for the payment of any judgment or order, then the OPTION may be exercised by the OPTIONEE only within five days of the occurrence of such event but only to the extent that the OPTIONEE was entitled to exercise the OPTION as of the date of the occurrence of such event;

(f)
the OPTIONEE purports to sell, transfer, assign, pledge, hypothecate, mortgage or encumber any of the SHARES held by the OPTIONEE, other than to the CORPORATION, then the OPTION may be exercised by the OPTIONEE only within five (5) days of the occurrence of such event but only to the extent that the OPTIONEE was entitled to exercise the OPTION as of the date of the occurrence of such event.

The foregoing provisions shall not have the effect of extending any OPTION beyond the period for exercise in accordance with its terms.

ARTICLE 7	AMENDMENT OR TERMINATION OF PLAN

7.1	Amendment or Termination

The PLAN may be amended by the BOARD as it may from time to time deem advisable. The BOARD may, in its discretion, terminate or fix a date for the termination of the PLAN. No amendment or termination of the PLAN may increase any EXERCISE PRICE other than by way of an adjustment contemplated by Section 4.2.

ARTICLE 8	EXERCISE OF OPTIONS

8.1	Exercise

Subject to the provisions of the PLAN, an OPTION may be exercised from time to time by delivery to the CORPORATION at its registered office of a written notice of exercise addressed to the secretary of the CORPORATION specifying the number of SHARES with respect to which the OPTION is being exercised and accompanied by payment in full of the EXERCISE PRICE of the SHARES to be purchased. Certificates for SHARES that are the subject of the exercise of an OPTION shall be issued and delivered to the OPTIONEE within a reasonable time following the receipt of the notice and payment.

ARTICLE 9	ADOPTION

9.1
Upon Transaction Systems Architects, Inc. (“TSA”) adopting this PLAN the term of each OPTION due to expire on or after the date of the Combination Agreement made inter alia, among TSA and the CORPORATION and on or before the effective date thereunder shall be extended to February 28, 2001 and any then outstanding unvested OPTION shall automatically accelerate and become fully vested and immediately exercisable as of the effective date of the adoption of the PLAN by TSA.

ARTICLE 10	MISCELLANEOUS

10.1	Rights Prior to Exercise

An OPTIONEE shall not have any rights as a shareholder of the CORPORATION with respect to any of the SHARES covered by an OPTION until the OPTIONEE has exercised the OPTION in accordance with the terms of the PLAN. Nothing herein or in an OPTION shall confer on the OPTIONEE any right or interest whatsoever as a holder of SHARES or other securities of the CORPORATION or any other right or interest in any property of the CORPORATION except as herein expressly provided.

10.2	Employment Rights Not Conferred

Nothing in the PLAN or any OPTION shall confer upon any OPTIONEE any right to continue in the employment of the CORPORATION or any AFFILIATE or affect in any way the right of the CORPORATION or any AFFILIATE to terminate the employment of an OPTIONEE at any time. Nothing in the PLAN or in any OPTION shall be deemed or construed to constitute an agreement or an expression of intent on the part of the CORPORATION or any AFFILIATE to extend the employment of an OPTIONEE beyond the time that the OPTIONEE would normally be retired pursuant to any provisions of any present or future retirement plan or policy of the CORPORATION or any AFFILIATE, or beyond the time at which the OPTIONEE would otherwise be retired pursuant to the provisions of any contract of employment with the CORPORATION or an AFFILIATE.

10.3	Singular, Plural and Gender

Wherever the singular, plural, masculine, feminine or neuter is used throughout this PLAN, the same shall be construed as meaning the singular, plural, masculine, feminine or body corporate where the facts or context so requires.

10.4	Governing Law

This PLAN shall be governed and applied in accordance with the laws of the Province of Alberta, Canada.

10.5	Notice

Any notice permitted or contemplated to be given to an OPTIONEE may be given by the CORPORATION in writing addressed to the address of the OPTIONEE set forth in the OPTION CERTIFICATE or such other address as shall have been specified by the OPTIONEE by written notification to the CORPORATION and such a notice to the OPTIONEE shall be effective for all purposes of the PLAN.

DATED at the City of Edmonton, in the Province of Alberta, this _____ day of ______________________, 2001.

MESSAGINGDIRECT LTD.

Per:

Per:

The foregoing Amended and Restated Stock Option plan is hereby expressly adopted by Transaction Systems Architects, Inc.

DATED at the City of Omaha, in the State of Nebraska, this _____ day of ______________________, 2001.

TRANSACTION SYSTEMS ARCHITECTS, INC.

Per:

Per: